Exhibit 5.1

7800 Rancharrah Parkway Reno, NV 89511 PH (775) 788-2200 | FX (775) 786-1177 fennemorecraig.com

December 22, 2022

Loop Media, Inc.

700 N. Central Ave., Suite 430

Glendale, CA 91203

Re:	Shelf Registration on Form S-3 for Loop Media, Inc.

Ladies and Gentlemen:

We are acting as special Nevada counsel to Loop Media, Inc., a Nevada corporation (the “Company”) in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) relating to the offering from time to time, under the Securities Act of 1933, as amended (the “Securities Act”), by the Company of the following securities of the Company with an aggregate offering price of up to $150,000,000: (i) shares of the Company’s common stock, par value $0.0001 per share, in one or more series (the “Common Stock”); (ii) shares of the Company’s preferred stock, par value $0.0001 per share, in one or more series (the “Preferred Stock”); (iii) warrants for the purchase of Common Stock or Preferred Stock, (iv) senior or subordinated debt securities (“Debt Securities”); (v) subscription rights for the purchase of Common Stock, Preferred Stock or Debt Securities (Subscription Rights”) and (vi) units comprised of one or more of the securities offered under the prospectus included in the Registration Statement (the “Units”). The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, and the Units are collectively referred to as the “Securities.” The offering of the Securities will be as set forth in the base prospectus contained in the Registration Statement and supplements to such prospectus (collectively, the “Prospectus”).

For the purpose of rendering this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true copies, of such records, documents, instruments and certificates as, in our judgment, are necessary or appropriate to enable us to render the opinions set forth below, including, but not limited to, the following:

A.       Registration Statement, including the Prospectus contained therein;

B.       The Articles of Incorporation and Bylaws of the Company, each as amended to date (collectively, the “Governing Documents”);

C.       Such corporate records and proceedings, minutes, consents, actions and resolutions of the Board of Directors (as defined below) as we have deemed necessary as a basis for the opinions expressed below; and

December 22, 2022

We have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for the purposes of this opinion. We have also obtained from officers and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary and appropriate for the purpose of rendering this opinion.

Without limiting the generality of the foregoing, in our examination, we have, with your permission, assumed without independent verification, that (i) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document; (ii) all corporate records made available to us by the Company and all public records we have reviewed are accurate and complete; and (iii) at the time the shares of Common Stock and Preferred Stock being registered under the Registration Statement are issued, there will be sufficient authorized but unissued Common Stock and Preferred Stock, as the case may be, available to allow for such issuance.

Nothing herein shall be deemed an opinion as to the laws of any jurisdiction other than the State of Nevada. We express no opinion concerning any securities law or rule.

Based on the foregoing, and in reliance thereon, we are of the opinion that:

1.	When and to the extent (a) the board of directors of the Company or an authorized and duly formed committee thereof (collectively, the “Board of Directors”) has taken all necessary corporate action to authorize and approve the issuance and sale of any shares of Common Stock or Preferred Stock (and, with respect to Preferred Stock, to approve a certificate of designations), (collectively, the “Offered Stock”); (b) with respect to Preferred Stock the relevant certificate of designations (the “Certificate of Designations”) has been filed in the office of the Secretary of State of Nevada; (c) stock certificates of the Company representing the shares of Offered Stock, in a form approved by the Board of Directors and otherwise compliant with law have been delivered to the subscribers for or purchasers of such Offered Stock; and (d) the Company has received such consideration per share of Offered Stock as has been prescribed by the Board of Directors, such shares of Offered Stock including, without limitation, shares of Common Stock or Preferred Stock issuable upon the due and proper conversion of any validly issued Preferred Stock or Debt Securities that constitute binding obligations of the Company, or in connection with the exercise of validly issued Warrants that constitute binding obligations of the Company, and any such securities or stock that are included as part of a Unit, will be validly issued, fully paid and, with respect to shares of Preferred Stock, except to the extent provided to the contrary in the applicable Certificate of Designations creating the relevant series of Preferred Stock, nonassessable.

December 22, 2022

2.	Assuming (i) any indentures (including any Debt Security issued thereunder) to which Debt Securities are to be issues (“Indentures”), Warrants, Subscription Rights, and Units to be entered into by and between the Company and any purchasers or subscribers have been duly authorized by the Board of Directors; (ii) the trustee (“Trustee”) under an Indenture is qualified to act as Trustee under any Indenture; (iii) any Indenture (including any Debt Security issued thereunder), Warrant, Subscription Right or Unit has been duly executed and delivered by the parties thereto to the extent due execution and delivery are prerequisites to the effectiveness thereof; (iv) any applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (v) the obligations of each party (other than the Company) set forth in any Indenture (including any Debt Security issued thereunder), Warrant, Subscription Right or Unit is such party’s valid and binding obligations, and are enforceable against each party thereto in accordance with their respective terms; and (vi) the Debt Securities are issued in accordance with the terms of the relevant Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, or upon the exercise of Warrants to purchase Debt Securities, upon payment of the consideration therefor provided for therein, each as applicable:

a.	The Debt Securities will be validly issued and will constitute binding obligations of the Company;

b.	The Warrants will be validly issued and will constitute binding obligations of the Company;

c.	The Subscription Rights will be validly issued and will constitute binding obligations of the Company; and

d.	The Units (including Securities underlying the Units) will be validly issued and will constitute binding obligations of the Company.

This opinion is issued in the State of Nevada. By issuing this opinion, Fennemore Craig, P.C. (i) shall not be deemed to be transacting business in any other state or jurisdiction other than the State of Nevada and (ii) does not consent to the jurisdiction of any state other than the State of Nevada. Any claim or cause of action arising out of the opinions expressed herein must be brought in the State of Nevada. Your acceptance of this opinion shall constitute your agreement to the foregoing.

December 22, 2022

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading “Legal Matters.” We further consent to the incorporation by reference of this opinion and consent in any registration statement filed pursuant to Rule 462(b) under the Act with respect to the Securities. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated thereunder, or Item 509 of Regulation S-K. This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.

Very truly yours,

/s/ Fennemore Craig, P.C.
Fennemore Craig, P.C.

CDOL/cete